		       SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549


				 FORM 8-K


			     CURRENT REPORT


	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934


	Date of Report (Date of earliest event reported)
	December 17, 1996


	RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (DESERET) 1988 D-2 (Exact name of registrant as specified in its charter)


 New York                     33-14843              36-6878768
(State or other jurisdic-     (Commission File      (IRS Employer
 tion of incorporation)          Number)            Identification No.)



National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                               20171-3025
(Address of principal executive offices)                        (ZIP Code)




Registrant's telephone number, including area code:     (703) 709-6700







 2201 Cooperative Way, Herndon, VA                               22071-3025

(Former name or former address, if changed since last report)

Item 5. Other Events

	In accordance with Section 5.01 of the Trust Agreement, a semi-annual report dated December 17, 1996 was sent to certificate-holders. A copy of the report appears as an exhibit to this filing.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

       (c)     Exhibits

	       The following exhibit is filed herewith:

	       21.1    Semi-annual Report to Certificateholders dated
		       December 17, 1996.

				       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				      NATIONAL RURAL UTILITIES COOPERATIVE
					   FINANCE CORPORATION



					/s/ Steven. L. Lilly

				     Steven L. Lilly, Chief Financial Officer





December 17, 1996

	Exhibit Index


(21.1)  Semi-annual Report to Certificateholders dated December 17, 1996.

To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (DESERET) 1988D-2
CUSIP:  781681 AQ 4

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 5.1 of the Trust Agreement dated February 15, 1988, and amended as of May 11, 1988.


		Certificate Payment Date:       December 15, 1996

		Distribution Allocable to
		   Principal:                   $          0.00

		Distribution Allocable to
		   Interest:                    $  7,728,842.25

		Distribution Allocable to
		   Premium:                     $          0.00

		Fees Distributed to Servicer:   $     76,447.50

		Principal Balance of Certificates
		   Outstanding:                 $152,895,000.00


No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

				    NATIONAL RURAL UTILITIES COOPERATIVE
					  FINANCE CORPORATION


				     /s/ Steven L. Lilly
				     (Title) Chief Financial Officer


December 17, 1996